UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4310 Montreal, Quebec, Canada H3B 4W8

(Address of principal executive office)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01Entry into a Material Definitive Agreement

BioAmber Canada Inc. (the “Company”) entered into a Separation and Consulting Agreement with Fabrice Orecchioni (the “Agreement”) effective October 24, 2017 (the “Termination Date”). The Agreement was made in connection with Mr. Orecchioni’s resignation as President and Chief Operations Officer of the Company, as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

Pursuant to the Agreement, as consideration for a general release of claims against the Company and related parties, Mr. Orecchioni will be entitled to the following:

(a)

immediate vesting of stock options, including restricted stock options, already granted as of his Termination Date and extension of the period during which he will have the right to exercise such stock options to five years; and

(b)

he will remain eligible to receive a discretionary cash bonus equal to up to 45% of his base salary in effect as at the Termination Date for the period from January 1st, 2017 until the Termination Date, less applicable withholdings and deductions required by law.

In addition, Mr. Orecchioni will provide consulting services to the Company for a period of four months following the Termination Date (the “Period of Services”) in order to provide an orderly transition of his duties. Mr. Orecchioni will be paid a monthly consulting fee of US$29,500, plus applicable taxes and will be eligible to receive a discretionary incentive bonus equal to up to 45% of the consulting fees (before any applicable taxes and expenses) paid by the Company for the consulting services during the Period of Services subject to Mr. Orecchioni meeting certain consulting services performance objective as determined in the Company’s CEO’s sole and entire discretion. A non-competition and non-solicitation period will be in effect during the Period of Services and for a period of twelve months after the Period of Services.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, Mr. Orecchioni, the Company’s President and Chief Operations Officer, resigned from his employment with the Company and all officer and director positions held with the Company, its parents, subsidiaries, and affiliates.  Mr. Orecchioni has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Orecchioni will provide consulting services to the Company for the Period of Services.

In connection with Mr. Orecchioni’s separation, the Company and Mr. Orecchioni entered into the Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

A copy of the press release by the Company announcing the above described executive change is furnished with this report as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

10.1	Separation and Consulting Agreement by and between the Company and Fabrice Orecchioni, dated as of October 24, 2017.

99.1	Press release of BioAmber Inc. issued October 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.
Date: October 24, 2017	By: /s/ Mario Settino
Mario Settino, Chief Financial Officer